PALMETTO REAL ESTATE TRUST
45 LIBERTY LANE
GREENVILLE, SC 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 30, 2002

TO:  SHAREHOLDERS OF PALMETTO REAL ESTATE TRUST:

       NOTICE IS HEREBY GIVEN that the Annual meeting of the shareholders of Palmetto Real Estate Trust (hereinafter sometimes referred to as the "Trust") will be convened at the Poinsett Club, 807 East Washington Street, Greenville, South Carolina on Thursday, May 30, 2002 at 11:30 a.m., E.D.T., for the following purposes:

       (1) To elect eight (8) Trustees for the governing body of the Trust until the next Annual Meeting or until their successors are duly elected and qualified in accordance with the provisions of the Trust.

       (2) Appointment of certified public accountants for fiscal year 2002 in accordance with information presented at the meeting.

       (3) To transact such further business as may properly come before the meeting or any adjournment thereof.

       NOTICE IS FURTHER GIVEN that the Board of Trustees has fixed the close of business on April 30, 2002 as the record date for the determination of shareholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

       You are cordially invited to attend the Annual Meeting in person. In the event you are unable to do so, it would be appreciated if you would sign and return the enclosed form of Proxy in the accompanying envelope which requires no postage if mailed in the United States.

By Order of the Board of Trustees

/s/ Melvin K. Younts, Secretary
May 9, 2002

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

SHAREHOLDERS MAY REVOKE A PROXY UPON DELIVERY TO THE SECRETARY OF THE COMPANY OF A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING IN PERSON.

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PALMETTO REAL ESTATE TRUST
45 LIBERTY LANE
GREENVILLE, SC 29607

PROXY STATEMENT

       This Proxy Statement is furnished to the shareholders of Palmetto Real Estate Trust (the Trust) in connection with the solicitation of proxies for the Annual Meeting of shareholders to be held at the Poinsett Club, 807 East Washington Street, Greenville, South Carolina on Thursday, May 30, 2002, at 11:30 a.m., E.D.T.

SOLICITATION AND REVOCATION OF PROXY

       The Proxy accompanying this Proxy Statement is SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST for use at such annual meeting of shareholders or any adjournment or adjournments thereof. The Trust does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Trust or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

       The shares represented by the accompanying proxy will be voted if the proxy is properly signed and received by the Trust prior to the time of the annual meeting. Where specific instruction is given on any proxy to vote on any matter to come before the meeting, the proxy will be voted in accordance with such instructions. If no such instruction is given, the proxy will be voted "FOR” the eight nominees to the Board of Trustees named herein, the independent auditors and any other discretionary matter which lawfully comes before the meeting. Any such proxy submitted hereunder shall be subject to revocation at the option of the person executing the same by written notification to the Secretary at any time prior to exercise, and the voting thereof shall be suspended if the person giving the same attends the meeting and elects to vote in person. Any proxy granted may also be revoked by the shareholder later granting a subsequently dated proxy to any other person entitled to vote at the meeting.

PROXY SOLICITATION COST

       The expense in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the related material, will be borne by the Trust.

VOTING RIGHTS

       Pursuant to the provisions of the governing instrument of the Trust (the Declaration of Trust), the Trustees have fixed April 30, 2002 as the record date for the determination of shareholders entitled to receive notice of, and to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to such notice and to vote at said meeting.

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       The voting securities of the Trust outstanding at the close of business on April 30, 2002 consisted of 1,770,006 shares of Beneficial Interest with par value of $1.00 per share, each of which is entitled to one vote. The presence, in person or by proxy of the holders of thirty (30%) percent of the shares entitled to vote at said meeting is necessary for a quorum.

       In accordance with Section 2.2 of the Declaration of Trust, all shareholders have an absolute right of cumulative voting at the time of election of Trustees. Other than marking the ballot accordingly in order that same can be properly verified by the vote counter, upon compliance with the provisions of Section 2.2, a shareholder who desires to cumulate votes by utilizing the proxy shall conspicuously indicate his intention on the proxy form and attach a brief explanation as to exactly how he wishes his vote cast so that the proxy committee can vote same at the annual meeting. Additionally, if a shareholder votes "FOR” and grants discretionary authority on the proxy form, the proxyholder, including any present member of the Board of Trustees, is entitled to cumulate votes for the nominees of his choice by following the procedure outlined herein.

       Section 2.2 requires that each shareholder entitled to vote at an annual meeting of shareholders for the election of Trustees shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the number of Trustees who are to be elected multiplied by the number of shares owned by such shareholder, or (2) by distributing his votes on the same principle among any number of candidates. The candidates receiving the highest number of votes up to the number of Trustees to be elected shall be elected. A shareholder who intends to vote his shares cumulatively for Trustees as provided above shall either (1) give written notice of such intention to the Chairman or Secretary of the Trust not less than forty-eight (48) hours before the time fixed for the meeting, or (2) announce his intention at such meeting before the voting for Trustees shall commence; upon notice given either way, all shareholders are entitled to cumulate their votes. If a shareholder intending to cumulate his vote gives notice at the meeting, the person presiding may, or if requested by any shareholder, recess the meeting for a period not to exceed two hours.

PRINCIPAL SHAREHOLDERS

       In accordance with Securities and Exchange Commission regulations, the Trust must disclose the principal shareholders of the Trust, which is defined as any shareholder who owns beneficially (5%) percent or more of the outstanding voting shares of beneficial interest which is the only class of stock outstanding. As of April 30, 2002, there were three such shareholders whose beneficial ownership of stock is summarized as follows:

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NAME	SHARES BENEFICIALLY OWNED	PERCENTAGE

Melvin K. Younts Fountain Inn, SC	254,930	14.4%

Billy B. Huskey Greenville, SC	203,000	11.5%

Ted D. Smith Greenville, SC	100,000	5.6%

       The above shareholders have both the sole voting and investment power with regard to all shares beneficially owned. Melvin K. Younts and Billy B. Huskey are at present Trustees of the Trust, and furthermore, are nominees to be re-elected as Trustees of the Trust for the coming fiscal year. There are no "control person(s)", either Trustee or shareholder, connected with the Trust as defined under the Securities Act of 1933; Regulation C, Rule 405(F).

OWNERSHIP OF MANAGEMENT

       The contracted Manager, Billy A. Franks, owns 17,514 shares of common stock registered in the name of B.A. Franks and Joleen F. Taylor, joint tenants, and 8,026 shares in the name of B. A. Franks and Ann S. Franks, joint tenants.

ANNUAL REPORT

       The Annual Report of the Trust for the year 2001 with comparisons to 2000, including financial statements, is mailed simultaneously to the shareholder. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

ELECTION OF TRUSTEES

       The governing By-Laws and Declaration of Trust provide for the number on the Board of Trustees to be determined by the Trustees. The original Trustees of the Declaration of Trust number ten (10) but the Trustees unanimously agreed to increase that number to twelve (12) during the year 1976. The Trustees unanimously agreed to decrease the number to eleven (11) during 1977, and unanimously agreed to continue to elect eleven (11) Trustees for the next year. During the first part of 1991, the Trustees unanimously agreed to reduce the Board of Trustees to nine (9). During 1992, the Trustees unanimously agreed to reduce the Board of Trustees to seven (7). Seven (7) Trustees were elected at the Annual Meeting of Shareholders in 1993. At the Annual Trustees meeting in 1993, the number of Trustees was increased by unanimous vote to eight (8) and this remains to date.

       The term of office of the eight (8) Trustees presently serving the Trust shall expire on the date of the Annual Meeting and their successors shall be duly elected at the Annual Meeting to serve until the next meeting or until their successors shall be duly elected and qualified.

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BOARD OF TRUSTEE AFFILIATIONS

        Melvin K. Younts is a partner of Younts, Alford, Brown & Goodson, Attorneys, who serve as legal counsel for the Trust.

NOMINEES FOR TRUSTEES

       The names of the Trustees are listed opposite for whom the proxy solicited will be voted unless such authority is withheld. The following table sets forth the name, age, office held, year elected, number of shares beneficially owned, the percentage of total shares outstanding beneficially owned, and their principal occupation.

       Each nominee for Director has indicated that he is willing and able to serve as a Director if elected. However, if any nominee should become unable to serve or will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Board of Directors.

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NOMINEES AND	AGE	OFFICE	YEAR	SHARES BENEFICIALLY
TRUSTEES		HELD	ELECTED	OWNED	PERCENTAGE	PRINCIPLE OCCUPATION

Melvin K. Younts Fountain Inn, SC	72	Secretary- Treasurer	1971	254,930	14.4%	Partner-Younts, Alford, Brown and Goodson, Attorneys Greenville, SC

James A. Boling Greenville, SC	76	Chairman	1971	5,100	0.3%	Agent - State Farm Ins. Co. Greenville, SC

Williams J. Ables Greenville, SC	79	President	1988	41,868	2.4%	Retired Dist. Sales Manager State Farm Insurance Company Greenville, SC

S. Hunter Howard, Jr. Columbia, SC	48		1988	54,541	3.1%	Pres. & Chief Ex. Officer-South Carolina Chamber of Commerce Columbia, SC

Billy B. Huskey Greenville, SC	75		1998	203,000	11.5%	President Huskey Construction Co. Greenville, SC

R. Riggie Ridgeway Easley, SC	56		1993	500.001%		President The Peoples National Bank Easley, SC

S. Hunter Howard, Sr. Fountain Inn, SC	76	Vice- President	1998	20,000	1.1%	Retired Summary Court Judge Greenville, SC

C. Laney Younts Greenville, SC	37		1990	31,714	1.8%	Pres.-Younts Properties, Inc. First State Mortgage Bankers Greenville, SC

NOTES: 1. There has been no change in principal occupation or employment of any Director or Officer during the past five (5) years.

2. All Nominees have the sole voting and investment power with regard to all shares beneficially owned.

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EXECUTIVE COMMITTEE

       The Executive Committee consists of four (4) members of the Board of Trustees. The Executive Committee is elected by the Board of Trustees who has in the past elected the Chairman, President, Vice-President and Secretary-Treasurer to act as the Executive Committee. This committee, which met once in 2001, acts on all matters necessary for the benefit of the Trust in the absence of the full Board. It conducts all the necessary functions in matters needed for maintaining and generating the business of the Trust. The Executive Committee meets more often than the Board of Trustees. These meetings are recorded and the minutes transcribed and sent to each Trustee.

       The Executive Committee also makes nominations to serve on the Board of Trustees prior to each annual meeting in order that the nominees can be listed on the Proxy Solicitation statement.

AUDIT COMMITTEE

       The Board of Trustees also elects an Audit Committee to oversee the financial matters of the Trust. This committee consisted of Hunter Howard, Jr., and James A. Boling during the year 2001. This committee, which met one time during 2001, is responsible for reviewing and overseeing all the financial information and reports of the Trust. Furthermore, this committee makes financial recommendations and implements the financial recommendations by the Board of Trustees. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix B.

COMPENSATION COMMITTEE

       During 2001, a Compensation Committee was appointed to meet after the audit is complete and report to the Executive Committee in April of each year. This committee is composed of Hunter Howard, Jr., Chairman, Billy Huskey and Laney Younts, and met once in 2001.

REMUNERATION

       During the fiscal year ended December 31, 2001, a total of $13,500.00 was received by the Trustees for the Trustee Meetings, Executive Committee Meetings and Audit Committee Meetings held during 2001. Trustees are paid on the basis of Three Hundred Dollars ($300.00) per meeting attended or as any designated and authorized service directed by the Trustees involving a part of, or, an entire day. The Executive Committee consisting of Officers of the Trust receive One Hundred Dollars ($100.00) per month for services and expenses in addition to Trustee compensation as above stated. There was no other compensation paid any Trustee for service in such capacity. In addition to the above remuneration received by the Trustees, as stated above, Billy A. Franks received, as independent contractor, $39,780.00 in 2001 as a fee for acting as Managing Agent for the Trust. There was no compensation or remuneration paid to any officer of the Trust for services rendered during the fiscal year except the law firm of Younts, Alford, Brown & Goodson, of which Melvin K. Younts is a partner. The sum of $625.00 was paid to this firm for legal services rendered. All Trustees attended at least 75% of the Trustee and Committee Meetings held during 2001. Trustees were not paid any other expense during 2001.

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INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Crisp Hughes Evans L.L.P., was elected at the 2001 Annual Shareholders Meeting as the independent public accountants for the Trust. Representatives of this firm are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised orally at the meeting. There were no substantial non-audit fees paid to Crisp Hughes Evans L.L.P., during the fiscal year 2001. The only non-audit fees paid were for preparation of corporate tax returns. The total fees paid to Crisp Hughes Evans L.L.P. during 2001 were $25,650.00, including $6,800 for preparation of tax returns.

STOCK OPTIONS - RETIREMENT

       There are no stock options or retirement plans involving the Trust or benefiting any Trustee, Officer, Director, or employee of the Trust.

TRANSACTIONS WITH TRUSTEES

       During the fiscal year ended December 31, 2001, there have been no other transactions with any of the Trustees or their families on any matters of acquisitions, sales or otherwise, than those listed in the above paragraph.

PERFORMANCE

       The following information compares the Trust profits and dividends for the past five (5) years:

YEAR	NET EARNINGS	DIVIDENDS PAID
1997	.247	.2450
1998	.282	.2625
1999	.338	.2925
2000	.450	.3580
2001	.380	.3985

       The shares of the Trust are not listed on any stock exchange. The shares are considered to be over the counter trades. However, there were not any known over the counter transactions during 2001. In the past, shareholders have notified the Trust office of a desire to sell and purchasers have been located to acquire the stock offered for sale.

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The price has been determined between the parties. The sell price of shares for the past five (5) years, to the knowledge of the Trust office has been to-wit:

YEAR	PRICE
1997	$2.50
1998	$2.75
1999	$3.00
2000	$3.00
2001	$3.00

PROPOSAL OF SHAREHOLDERS

       If any shareholder has a proposal which they desire to have included for consideration at the next annual meeting to be held in May or June of 2003, the said shareholder must submit the proposal in writing to the Board of Trustees no later than January 30, 2003.

SHAREHOLDER PROPOSALS

       There are no proposals filed by a shareholder for consideration at the annual meeting.

OTHER MATTERS

       As of the date of this Proxy Statement, the Trustees know of no business other than the election of eight (8) Trustees and the appointment of the auditor at the annual meeting. If other business is properly presented for action at said meeting, the proxies with respect hereto will be voted in accordance with the discretion of the proxyholders.

May 9, 2002	By Order of the Board of Directors

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

       A COPY OF THE ANNUAL REPORT OF THE TRUST IS BEING MAILED AND SUPPLIED SIMULTANEOUSLY WITH THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE TRUST WILL PROVIDE TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE REMAINDER OF THE FINANCIAL STATEMENTS AND INFORMATION CONTAINED IN FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST SHOULD BE ADDRESSED TO: PALMETTO REAL ESTATE TRUST, 45 LIBERTY LANE, GREENVILLE, SOUTH CAROLINA 29607

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TRUSTEES

William J. Ables
James A. Boling
Billy B. Huskey
S. Hunter Howard, Sr.
S. Hunter Howard, Jr.
R. Riggie Ridgeway
C. Laney Younts
Melvin K. Younts

OFFICERS

James A. Boling, Chairman
William J. Ables, President
S. Hunter Howard, Sr., Vice President
Melvin K. Younts, Secretary-Treasurer

AUDITORS

Crisp Hughes Evans LLP
P. 0. Box 25849
Greenville, SC 29616

ATTORNEYS

Younts, Alford, Brown & Goodson
P. 0. Box 566
Fountain Inn, SC 29644

TRANSFER AGENT

Palmetto Real Estate Trust

INDEPENDENT MANAGING CONTRACTOR

Billy A. Franks

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Appendix A

Our Audit Committee operates under a written charter (attached) approved by our Board of Directors and performs the functions described in the “Audit Committee Report” below. The current members of the Committee are S. Hunter Howard, Jr.—Chairman, and James Boling, each of whom is “independent” as the term is defined by the listing standards of The NASDAQ Stock Market. During 2001 the Committee met one time.

Audit Committee Report

The responsibilities of the Audit Committee include recommending to our Board an accounting firm to be engaged as out independent accountants. Additionally, and as appropriate, the Committee reviews and evaluates, then discusses and consults with our management and the independent accountants regarding the following:

•        the plan for, and our independent accountants' report on, each audit of our financial statements;

•        our financial disclosure documents, including all financial statements and reports to our shareholders;

•        changes in our accounting practices, principles, controls, or financial statements;

•        significant developments in accounting rules;

•        the adequacy of our internal accounting controls and accounting, financial and auditing personnel; and

•        the establishment and maintenance of an environment that promotes ethical behavior.

The Audit Committee is responsible for recommending to our Board of Directors that our financial statements be included in our Annual Report. The Committee took a number of steps in making this recommendation for 2001. First, the Committee discussed with our independent accountants applicable auditing standards, including information regarding the scope and results of the audit. Second, the Committee discussed the independent accountants' independence with the accountants and received a letter from them concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the accountants' independence and assisted the Committee in evaluating such independence. Finally, the Committee reviewed and discussed with our management our audited balance sheets as of December 31,2001 and 2000 and statements of income, cash flows and stockholders' equity for the two years ended December 31, 2001. Based on the discussions with the independent accountants concerning the audit, the independence discussions, and the financial statement review, and other matters deemed relevant and appropriate by the Audit Committee, the Committee recommended to our Board of Directors that these financial statements be included in our 2001 Annual Report on Form 10-KSB.

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PALMETTO REAL ESTATE TRUST
AUDIT COMMITTEE CHARTER
Appendix B

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

As long as the Company qualifies as a “Small Business Issuer” as such term is defined in Regulation S-B, the Audit Committee shall consist of at least two members, a majority of which shall meet the independence requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4.	A representative of the Committee will review with management (CFO) and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-QSB.

5.	A representative of the Committee will meet periodically with management (CFO)to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

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7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12.	Obtain from the independent auditor assurance that Section 1 OA of the Securities Exchange Act of' 1934 has not been implicated.

13.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No 61 relating to the conduct of the audit.

14.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

15.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16.	Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

17.	Review with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

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